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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               SMTC Corporation
-----------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       98-0197680
---------------------------------------           -----------------------
(State of Incorporation or Organization)             (I.R.S. employer
                                                    identification no.)

635 Hood Road, Markham, Ontario, Canada                  L3R 4N6
---------------------------------------           -----------------------
(Address of Principal Executive Offices)               (Zip Code)

If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                of the Exchange Act and is effective
pursuant to General Instruction A.(c),              pursuant to General Instruction A.(d),
please check the following box. [_]                 please check the following box. [X]

Securities Act registration statement file number to which this form
relates:      333-33208
         -------------------
          (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------

       Not Applicable                                 Not Applicable
-----------------------------              -------------------------------

_____________________________              _______________________________


Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $.01 per share
  __________________________________________________________________________
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The description of the Registrant's Common Stock, par value $.01 per share, as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 24, 2000 under the Securities Act of 1933, as amended, (Registration No. 333-33208), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference.

Item 2.  Exhibits.
         --------

     The following exhibits, forming a part of the Registrant's Registration Statement on Form S-1, as may be amended from time to time, are hereby incorporated by reference:

         Exhibit                       Description
         -------                       -----------

          3.1  Form of Amended and Restated Certificate of Incorporation.

          3.2  Form of Amended and Restated By-laws.

          3.3  Form of Certificate of Designation.

          4.1  Form of Stockholders Agreement.

          4.2  Form of certificate representing shares of common stock.

          4.7 Form of Exchangeable Share Provisions attaching to the exchangeable shares of SMTC Manufacturing Corporation of Canada.

          4.8 Form of Exchangeable Share Support Agreement among SMTC, SMTC Nova Scotia Company and SMTC Manufacturing
               Corporation of Canada.

          4.9 Form of Voting and Exchange Trust Agreement among SMTC, SMTC Nova Scotia Company, SMTC Manufacturing Corporation of Canada and CIBC Mellon Trust Company.

                                      -2-
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               SMTC Corporation



                               By: /s/ Paul Walker
                                   --------------------------------
                               Name:   Paul Walker
                               Title:  President


Dated: July 18, 2000